Exhibit 10(xciv)

AMENDMENT NO. 7
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective September 1, 2000)

     NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 7 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective September 1, 2000) (the “Plan”), to be effective as of January 1, 2003. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

     Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

     “Section 2.2 (a) ROTCE means the means the Company’s consolidated return on total capital employed (excluding NMHG Retail-Europe) for the applicable time period calculated as follows:

Earnings Before Interest After-Tax (after NMHG Retail-Europe Adjustments)
divided by
Total Capital Employed (after NMHG Retail-Europe Adjustments)

(b)	For purposes hereof, the following terms shall have the following meanings:

(i) “Earnings Before Interest After-Tax “ is defined as the sum of (A) consolidated net income for the Company for the subject year before extraordinary items and cumulative effect of accounting changes as defined by US generally accepted accounting principles (“GAAP”) plus (B) After-Tax Consolidated Interest Expense;

(ii) “After Tax Consolidated Interest Expense” is defined as Consolidated Interest Expense multiplied by (1 minus the marginal tax rate). The marginal tax rate is defined as the tax rate applicable to an incremental amount of income related to federal, state and foreign income taxes;

(iii) “Consolidated Interest Expense” is defined as consolidated interest expense as defined by GAAP;

(iv) “Total Capital Employed” is defined as the sum of (A) average consolidated shareholders’ equity for the Company as determined under US GAAP plus (B) average Consolidated Debt as determined under US GAAP, each determined at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

(v) “Consolidated Debt” is defined as the consolidated debt incurred by the Company under revolving credit agreements, capital lease obligations, current maturities of long-term debt and long-term debt; and

(vi) “NMHG Retail-Europe Adjustments” is defined as adjustments to consolidated net income before extraordinary items and cumulative effect of accounting changes, Consolidated Interest Expense, consolidated shareholders’ equity and Consolidated Debt to exclude: the sum of (A) the results of the Company’s European Retail Division as determined under US GAAP plus (B) the corresponding consolidated eliminations related to the inclusion of the Company’s European Retail Division as determined by US GAAP, plus (C) the debt and related interest expense recorded by the Company related to loans to its’ European Retail Division.

(c)	ROTCE shall be determined at least annually by the Company.”

Section 2

     Section 3.7(c)(i) of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, a deferral election under Section 3.2 or 3.3 shall also cease with respect to a particular Sub-Account if the Participant has reached his elected payment date with respect to such Sub-Account and has elected to receive such Sub-Account in the form of a single lump sum payment.”

Section 3

     Section 5.1 of the Plan is hereby amended be deleting the phrase “Adjusted ROE” each time it appears therein and substituting the term “ROTCE” therefor.

Section 4

     Section 11.4(b) of the Plan is hereby amended in its entirety to read as follows:

     “(b) Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant’s employment with more than one Employer the following provisions shall apply:

     (i)  Upon a transfer of employment, the Participant’s Sub-Accounts shall be transferred from the prior Employer to the new Employer and Excess Retirement Benefits (and earnings) shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). The last Employer of the Participant shall be responsible for paying the entire amount which is allocated to the Participant’s Sub-Accounts hereunder; and

     (ii)  Notwithstanding the provisions of clause (i), (1) each Employer shall be solely liable for the payment of the amounts credited to a Participant’s Account which were earned by the Participant while he was employed y that Employer; (2) each Employer (unless it is Insolvent) shall reimburse the last Employer for its allocable share of the Participant’s distribution ; (3) if any responsible Employer is Insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer; and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer’s allocable share of the Participant’s distribution.”

     EXECUTED this 12th day of May, 2003.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ James M. Phillips

Title:	Vice President Human Resources